Filed Pursuant to Rule 424(b)(3)

Registration No. 333-263904

Prospectus

Aterian, Inc.

17,530,070 Shares of Common Stock

This prospectus relates to the resale by the investors listed in the section of this prospectus entitled “Selling Stockholders” (the “Selling Stockholders”) of up to 17,530,070 shares (the “Shares”) of our common stock, par value $0.0001 per share (“Common Stock”). The Shares consist of: (i) 6,436,322 shares of Common Stock (the “SPA Shares”) issued on March 4, 2022 to certain of the Selling Stockholders pursuant to those certain Securities Purchase Agreements, dated March 1, 2022, by and among us and the accredited investors identified on the signature pages thereto (the “Securities Purchase Agreements”); (ii) 3,013,850 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of that certain pre-funded Warrant to Purchase Common Stock issued on March 4, 2022 to a Selling Stockholder pursuant to a Securities Purchase Agreement (the “Pre-Funded Warrant”); (iii) 7,087,630 shares of Common Stock (the “Investor Warrant Shares”) issuable upon the exercise of those certain Warrants to Purchase Common Stock issued to certain of the Selling Stockholders on March 4, 2022 pursuant to the Securities Purchase Agreements (the “Common Stock Warrants” and together with the Pre-Funded Warrant, the “Investor Warrants”); (iv) 567,010 shares of Common Stock (the “Placement Shares”) issued to Craig-Hallum Capital Group LLC (“Craig-Hallum”) on March 4, 2022 pursuant to that certain placement agent engagement letter, dated as of February 28, 2022, by and between us and Craig-Hallum (the “Engagement Letter”); and (v) 425,258 shares of Common Stock (the “Placement Warrant Shares” and, together with the Investor Warrant Shares and the Pre-Funded Warrant Shares, the “Warrant Shares”) issuable upon the exercise of a Warrant to Purchase Common Stock issued on March 4, 2022 to Craig-Hallum pursuant to the Engagement Letter (the “Placement Warrant” and together with the Pre-Funded Warrant and the Investor Warrants, the “Warrants”).

We are registering the resale of the SPA Shares, the Pre-Funded Warrant Shares and the Investor Warrant Shares as required by that certain registration rights agreement, dated March 1, 2022, by and among us and the accredited investors identified on the signature pages to the Securities Purchase Agreements. We are registering the resale of the Placement Shares and the Placement Warrant Shares pursuant to the terms of the Engagement Letter.

Our registration of the Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Shares. The Selling Stockholders may sell the Shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 13 of this prospectus. We will not receive any of the proceeds from the Shares sold by the Selling Stockholders, other than any proceeds from any cash exercise of the Warrants.

No underwriter or other person has been engaged to facilitate the sale of the Shares in this offering. The Selling Stockholders may, individually but not severally, be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), of the Shares that they are offering pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Shares.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ATER”. On April 7, 2022, the last reported sales price per share of our Common Stock was $3.85.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings with the Securities and Exchange Commission (the “SEC”).

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”, and any amendments or supplements carefully before you invest in any of our securities.

Investing in our Common Stock involves substantial risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2022.

ABOUT THIS PROSPECTUS

You should rely only on the information we have provided in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus or any sale of a security.

The Selling Stockholders are offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the SEC, under which the Selling Stockholders may offer from time to time up to an aggregate of 17,530,070 shares of our Common Stock in one or more offerings. If required, each time a Selling Stockholder offers shares of our Common Stock, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus. This prospectus, together with any applicable prospectus supplements and any related free writing prospectuses, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus include, but are not limited to, statements about:

•	the potential impact of the COVID-19 global pandemic and Russian invasion of Ukraine on our business, revenue and financial condition, including our supply chain and our operations;

•	our expectation that consumer spending will continue to shift online and that such shift will continue even after the COVID-19 global pandemic ends or recedes;

•	our future financial performance, including our revenue, costs of goods sold and operating expenses;

•	our ability to achieve, sustain and grow net revenue and profitability;

•	the sufficiency of our cash to meet our liquidity and operational needs and to execute our growth strategies, including potential acquisitions;

•	our ability to continue as a going concern;

•	our ability to maintain the security and availability of our technology platform, including our AIMEE (Artificial Intelligence Marketplace e-Commerce Engine) software platform;

•	our ability to successfully launch new products, including our ability to successfully manage supply chain risks;

•	our ability to identify, complete and integrate merger and acquisition transactions;

•	our predictions about industry and market trends;

•	our ability to successfully expand internationally;

•	our ability to effectively manage our growth and future expenses;

•	our ability to identify, acquire, integrate and maintain the financial performance of potential acquisitions;

•	our ability to maintain, protect and enhance our intellectual property, including our AIMEE software platform;

•	our ability to comply with laws and regulations applying to our business, including new or modified laws and regulations;

•	our ability to attract and retain key personnel;

•	our ability to successfully defend litigation brought against us or to pursue litigation; and

•	the increased expenses and obligations associated with being a public company.

We caution you that the foregoing list may not contain all the forward-looking statements made in this prospectus or in the documents incorporated by reference in this prospectus.

We have based the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors that could cause actual results and experience to differ from those projected, including, but not limited to, the risk factors set forth in Part I – Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 16, 2022, as updated by our subsequent annual, quarterly and other reports and documents, and elsewhere in the documents incorporated by reference into this prospectus. Moreover, we operate in a highly competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus. We cannot assure you that the results, events and circumstances reflected, or that the plans, intentions or expectations disclosed, in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those expressed or implied by the forward-looking statements.

The forward-looking statements made in this prospectus and in the documents incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make or enter into.

INDUSTRY AND MARKET DATA

This prospectus and the information incorporated by reference herein contains statistical data, estimates and forecasts that are based on various sources, including independent industry publications or other publicly available information, as well as other information based on our internal sources. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.

Certain information in this prospectus and the information incorporated by reference herein is derived from independent industry publications and publicly available reports. We believe the data contained in these reports to be reliable as of the date of this prospectus, but there can be no assurance as to the accuracy or completeness of such information. We have not independently verified the market and industry data obtained from these third-party sources. Our internal data and estimates are based upon information obtained from trade and business organizations, other contacts in the markets in which we operate and our management’s understanding of industry conditions. Though we believe this information to be true and accurate, such information has not been verified by any independent sources.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

We own the trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. This prospectus and the information incorporated by reference herein may also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus are listed without the TM, SM, © and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors, if any, to these trademarks, service marks, trade names and copyrights.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you decide whether to purchase shares of our Common Stock, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference in this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, the terms “Aterian,” the “Company,” “we,” “us” and “our” in this prospectus refer to Aterian, Inc. and our consolidated subsidiaries, including Aterian Group, Inc., and “this offering” refers to the offering contemplated in this prospectus.

Our Company

We are a technology-enabled consumer products platform that uses “data science” (which includes but is not limited to, machine learning, natural language processing, and data analytics) to design, develop, market and sell products. We were founded on the premise that if a company selling consumer packaged goods was founded today, it would apply data science, the synthesis of massive quantities of data and the use of social proof to validate high caliber product offerings as opposed to over-reliance on brand value and other traditional marketing tactics. Today, we predominantly operate through online retail channels such as Amazon.com (“Amazon”) and Walmart, Inc.

We have launched and sold hundreds of SKUs on e-commerce platforms. Through the success of a number of those products we have incubated our own brands. We also have purchased brands and products when we believe it is advantageous. Today, we own and operate fourteen brands which sell products in multiple categories, including home and kitchen appliances, kitchenware, heating, cooling and air quality appliances (dehumidifiers, humidifiers and air conditioners), health and beauty products and essential oils. Our fourteen brands are hOmeLabs; Vremi, Squatty Potty; Xtava; RIF6; Aussie Health; Holonix; Truweo; Mueller; Pursteam; Pohl and Schmitt; Spiralizer; Healing Solutions; and Photo Paper Direct.

By leveraging our proprietary software technology platform, known as AIMEE, we are able to identify new product and market opportunities, and to launch, market and sell products in the rapidly growing global e-commerce market. AIMEE combines large quantities of data, data science and other automation algorithms, at scale, to allow rapid opportunity identification and automated online sales and marketing of consumer products.

AIMEE sources data from various e-commerce platforms, the internet and publicly available data, allowing us to estimate and determine trends, performance and consumer sentiment on products and searches within e-commerce platforms. This functionality allows us to help determine which products to market, manufacture through contract manufacturers, import and sell on e-commerce marketplaces. AIMEE is also connected, through application program interfaces (“APIs”), to multiple e-commerce platforms. This allows us to automate the purchase of marketing, automate various parts of our fulfillment and logistics operations and to automate pricing changes on product listings. We generate revenue primarily through the online sales of our various digital native consumer products and a substantial percentage of our sales are made through the Amazon U.S. marketplace.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 16, 2022. For instructions on how to find copies of these documents, see the section of this prospectus entitled “Where You Can Find More Information.”

See the section entitled “Risk Factors” in this prospectus for a discussion of some of the risks related to the execution of our business strategy.

Emerging Growth Company Status

We qualify as an “emerging growth company,” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we continue to be an emerging growth company, we intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

•	not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•	permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and annual report on Form 10-K; and

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1.07 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, or December 31, 2024;

•	the date on which we have issued, during the previous three-year period, more than $1.0 billion in non-convertible debt securities; and

•

the date on which we are deemed to be a “large accelerated filer” under the Exchange Act (i.e., the first day of the fiscal year after we (1) have more than $700.0 million in outstanding common equity held by our non-affiliates, measured each year on the last day of our second fiscal quarter, (2) have been public for at least 12 months, and (3) are not eligible to be deemed a “smaller reporting company” because we do not meet the revenue test of the definition of “smaller reporting company”, which includes an initial determination that our annual revenues are more than $100.0 million for the most recently completed fiscal year).

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings with the SEC. As a result, the information that we provide to our stockholders may be different than the information you receive from other public reporting companies.

COVID-19 Pandemic and Supply Chain

The full impact of the COVID-19 pandemic and Supply Chain, including the impact associated with preventive and precautionary measures that we, other businesses and governments are taking, continues to evolve.

During 2021, we have been impacted by COVID-19 pandemic and related global shipping disruption. Together these have led to substantial increases in supply chain costs, in particular shipping containers, which we rely on to import our goods, has reduced the reliability and timely delivery of such shipping containers and has substantially increased our last mile shipping costs on our oversized goods. These cost increases have been particularly substantial to oversized goods, which is a material part of our business. The reduced reliability and delivery of such shipping containers is forcing us to spend more on premium shipping to ensure goods are delivered, if at all, and the lack of reliability and timely delivery has further down chain impacts as it takes longer for containers to be offloaded and returned. Further, this global shipping disruption is forcing us to increase our inventory on-hand including advance ordering and taking possession of inventory earlier than expected impacting our working capital.

Third party last mile shipping partners, such as UPS and FedEx, continue to increase the cost of delivering goods to the end consumers as their delivery networks continue to be impacted by the COVID-19 pandemic. The COVID-19 pandemic continues to bring uncertainty to consumer demand as price increases related to raw materials, the importing of goods, including tariffs, and the cost of delivering goods to consumers has led to inflation across the U.S. Coupled with the recent reopening of the majority of the country, we have noticed changes to consumer buying habits, which may have reduced demand for our products.

COVID-19 continues to bring uncertainty to consumer demand as price increases related to raw materials, the importing of goods, including tariffs, and the cost of delivering goods to consumers has led to inflation across the U.S. Coupled with continued changes in governmental restrictions and requirements, which continued to vary across the majority of the country, we have noticed changes to consumer buying habits, which may have reduced demand for our products. Further, we have increased the sale prices for our products to offset the increased supply chain costs, which has also led to reduced demand for our goods. Reduced demand for our products and increased prices affecting consumer demand generally have also made forecasting more difficult.

We continue to consider the impact of COVID-19 and Supply Chain on the assumptions and estimates used when preparing our consolidated financial statements including inventory valuation, and the impairment of long-lived assets. These assumptions and estimates may change as the current situation evolves or new events occur, and additional information is obtained. If the economic conditions caused by COVID-19 and Supply Chain worsen beyond what is currently estimated by management, such future changes may have an adverse impact on our results of operations, financial position, and liquidity.

Corporate Information

Our principal executive offices are located at 37 East 18th Street, 7th Floor, New York, NY 10003, and our telephone number is (347) 676-1681. Our website address is www.aterian.io. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, under “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, or in any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, before deciding whether to purchase any of the Common Stock being offered in this prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will receive no proceeds from the sale of the Shares by the Selling Stockholders. We may, however, receive cash proceeds equal to the total exercise price of the Warrants to the extent any of such Warrants are exercised for cash. The exercise price of the Common Stock Warrants and Placement Warrants is $3.20 per share of Common Stock. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including stock splits, dividends or distributions, or other similar transactions. The Warrants contain a “cashless exercise” feature that allows the holders to exercise any of such Warrants without making a cash payment to us if there is not an effective registration statement covering the resale of the shares issuable upon exercise of such Warrants. There can be no assurance that any of the Warrants will be exercised by the Selling Stockholders at all. To the extent we receive proceeds from the cash exercise of the Common Stock Warrants or the Placement Warrants, we intend to use such proceeds for working capital purposes, the conduct of our business and other general corporate purposes, which may include acquisitions, investments in or licenses of complementary products, technologies or businesses, operating expenses and capital expenditures. Our management will retain broad discretion in the allocation of the net proceeds from any exercise of the Common Stock Warrants or the Placement Warrants for cash.

The Selling Stockholders will pay any underwriting discounts, selling commissions or transfer taxes incurred in disposing of the Shares and the expenses of any attorney or other advisor they decide to employ. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. These may include, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws and the fees and disbursements of our counsel and of our independent accountants and reasonable fees.

SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the Selling Stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 17,530,070 shares of our Common Stock, which were previously issued to the Selling Stockholders. The 17,530,070 shares of Common Stock to be offered hereby consist of: (i) 7,003,332 shares of Common Stock previously issued to certain of the Selling Stockholders, and (ii) up to 10,526,738 shares of Common Stock issuable upon the exercise of the Warrants.

Pursuant to the terms of the Securities Purchase Agreements, we issued an aggregate of 6,436,322 shares of Common Stock to the Selling Stockholders. Pursuant to the terms of the Engagement Letter, we issued an aggregate of 567,010 shares of Common Stock to Craig-Hallum.

The Pre-Funded Warrant was exercisable immediately upon issuance, will survive until it is exercised in full and has an exercise price, which was pre-funded on March 1, 2022, of $0.0001 per share of Common Stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions.

The Common Stock Warrants and the Placement Warrants will become exercisable on September 6, 2022, will expire on September 7, 2027 and each has an exercise price of $3.20 per share of Common Stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions. Under the terms of each of the Common Stock Warrants issued to High Trail Investments ON LLC, High Trail Investments SA LLC and Armistice Capital Master Fund Ltd., each such Selling Stockholder may not exercise such Common Stock Warrant to the extent such exercise would cause such Selling Stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding Common Stock following such exercise, excluding for purposes of such determination Common Stock issuable upon exercise of such Common Stock Warrant which have not been exercised. Under the terms of the Pre-Funded Warrant issued to Armistice Capital Master Fund Ltd., such Selling Stockholder may not exercise such Pre-Funded Warrant to the extent such exercise would cause such Selling Stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99% of our then outstanding Common Stock following such exercise, excluding for purposes of such determination Common Stock issuable upon exercise of such Pre-Funded Warrant which have not been exercised. Under the terms of the Placement Warrant, Craig-Hallum may not exercise the Placement Warrant to the extent such exercise would cause Craig-Hallum, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding Common Stock following such exercise, excluding for purposes of such determination Common Stock issuable upon exercise of the Placement Warrant which have not been exercised.

The Shares were issued or will be issuable to the Selling Stockholders in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act and Rule 506 promulgated thereunder or Regulation S, to the extent applicable.

The shares of Common Stock to be offered by the Selling Stockholders are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Stockholders the opportunity to sell these shares publicly. The registration of these shares does not require that any of the shares be offered or sold by the Selling Stockholders. Subject to these resale restrictions, the Selling Stockholders may from time to time offer and sell all or a portion of their shares indicated below in privately negotiated transactions or on the Nasdaq Capital Market or any other market on which our Common Stock may subsequently be listed.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offering will be set forth in a prospectus supplement. See the section of this prospectus entitled “Plan of Distribution”. The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of Common Stock that will be held by the Selling Stockholders after any sales made pursuant to this prospectus because the Selling Stockholders are not required to sell any of the Shares being registered under this prospectus. The following table assumes that the Selling Stockholders will sell all of the Shares listed in this prospectus.

Unless otherwise indicated in the footnotes below, no Selling Stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared this table based on written representations and information furnished to us by or on behalf of the Selling Stockholders. Since the date on which the Selling Stockholders provided this information, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the shares of Common Stock in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that: (1) none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, (2) no Selling Stockholder has direct or indirect agreements or understandings with any person to distribute their Shares, and (3) the Selling Stockholders have sole voting and investment power with respect to all Shares beneficially owned, subject to applicable community property laws. To the extent any Selling Stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed, individually but not severally, to be an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

The following table sets forth information with respect to the beneficial ownership of our Common Stock held, as of March 24, 2022, by the Selling Stockholders and the number of Shares being registered hereby and information with respect to shares to be beneficially owned by the Selling Stockholders after completion of the offering of the shares for resale. We have determined beneficial ownership in accordance with the rules of the SEC. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the persons named below. The percentages in the following table reflect the shares beneficially owned by the Selling Stockholders as a percentage of the total number of shares of Common Stock outstanding as of March 24, 2022. As of such date, 62,093,569 shares of Common Stock were outstanding.

	Shares Beneficially Owned Before this Offering (1)			Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Shares Beneficially Owned After this Offering (1)(2)
	Number		%	Number	Number	%
Selling Stockholder Name
Armistice Capital Master Fund Ltd. (3)	14,432,989	(4)	20.2	14,432,989	—	—
High Trail Investments ON LLC (5)	634,820	(6)	1.0	634,820	—	—
High Trail Investments SA LLC (7)	1,469,993	(8)	2.3	1,469,993	—	—
Craig-Hallum Capital Group LLC (9)	992,268	(10)	1.6	992,268	—	—
TOTAL	17,530,070		—	17,530,070	—	—

*	Denotes less than 1%
(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to the warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days (of March 24, 2022) are deemed outstanding. Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

We do not know when or in what amounts a Selling Stockholder may offer shares for sale. The Selling Stockholders may choose not to sell any or all of the shares offered by this prospectus. Because the Selling Stockholders may offer all or some of the Shares pursuant to this offering, we cannot estimate the number of the Shares that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the Shares covered by this prospectus will be sold by the Selling Stockholders and that the Selling Stockholders do not acquire beneficial ownership of any additional shares.

(3)

The securities are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein.

(4)

Consists of (i) 5,233,572 shares of Common Stock held directly, (ii) 3,013,850 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrant, without giving effect to the blocker provision described above, which is currently exercisable and (iii) 6,185,567 shares of Common Stock issuable upon the exercise of a Common Stock Warrant, without giving effect to the blocker provision described above, which will become exercisable on September 6, 2022.

(5)

Hudson Bay Capital Management LP, the investment manager of High Trail Investments ON LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of High Trail Investments ON LLC and Sander Gerber disclaims beneficial ownership over these securities.

(6)

Consists of (i) 362,754 shares of Common Stock held directly and (ii) 272,066 shares of Common Stock issuable upon the exercise of a Common Stock Warrant, without giving effect to the blocker provision described above, which will become exercisable on September 6, 2022.

(7)

Hudson Bay Capital Management LP, the investment manager of High Trail Investments SA LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of High Trail Investments SA LLC and Sander Gerber disclaims beneficial ownership over these securities.

(8)

Consists of (i) 839,996 shares of Common Stock held directly and (ii) 629,997 shares of Common Stock issuable upon the exercise of a Common Stock Warrant, without giving effect to the blocker provision described above, which will become exercisable on September 6, 2022.

(9)

Steve Dyer, Chief Executive Officer and Managing Partner of Craig-Hallum Capital Group LLC, has voting and dispositive power over these securities. The Selling Stockholder is a registered broker-dealer with the Financial Industry Regulatory Authority, Inc. and acted as the placement agent for our private placement offering in March 2022. The Selling Stockholder acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities, the Selling Stockholder did not have any arrangements or understandings with any person to distribute such securities.

(10)

Consists of (i) 567,010 shares of Common Stock held directly and (ii) 425,258 shares of Common Stock issuable upon the exercise of the Placement Warrant, without giving effect to the blocker provision described above, which will become exercisable on September 6, 2022.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock and the shares of Common Stock issuable upon exercise of the Warrants previously issued to the Selling Stockholders to permit the resale of these shares of Common Stock by the holders of the Shares and the Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve cross or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in short sales;

•	through the distribution of the Common Stock by any Selling Stockholder to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	in sales pursuant to Rule 144;

•	whereby broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	in a combination of any such methods of sale; and

•	in any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. The Selling Stockholders may pledge or grant a security interest in some or all of the shares of Common Stock or Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders, individually and not severally, and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will incur costs, fees and expenses in effecting the registration of the Shares covered by this prospectus, estimated to be approximately $115,000 in total, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws and the fees and disbursements of our counsel and of our independent registered public accounting firm and reasonable fees;

provided, however, that a Selling Stockholder will pay all underwriting discounts, selling commissions or transfer taxes, if any. We will indemnify the Selling Stockholders against certain liabilities, including certain liabilities arising under the Securities Act or the Exchange Act. We may be indemnified by certain of the Selling Stockholders against certain liabilities, including certain liabilities arising under the Securities Act or the Exchange Act, that may arise from any written information furnished to us by a Selling Stockholder specifically for use in this prospectus.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

The following description of the material terms of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and our second amended and restated bylaws (the “Bylaws”), copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Our authorized capital stock consists of 500,000,000 shares of Common Stock, and 10,000,000 shares of undesignated preferred stock, $0.0001 par value per share (the “Preferred Stock”).

As of March 24, 2022, there were 62,093,569 shares of our Common Stock outstanding held by approximately 155 stockholders of record, not including beneficial holders whose shares are held in names other than their own, and no shares of our Preferred Stock outstanding.

The following is a summary of the material provisions of the Common Stock provided for in our Certificate of Incorporation and Bylaws. For additional detail about our capital stock, please refer to our Certificate of Incorporation and Bylaws.

Common Stock

Dividend Rights

Dividends may be declared and paid on our Common Stock if, as and when determined by our board of directors, subject to any preferential dividend or other rights of any then outstanding Preferred Stock and to the requirements of applicable law.

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. The Certificate of Incorporation does not provide for cumulative voting for the election of directors. Accordingly, the holders of a majority of the outstanding shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any outstanding Preferred Stock may be entitled to elect. Our Certificate of Incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. Our Certificate of Incorporation and Bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our Certificate of Incorporation. See the section of this prospectus entitled “Description of Capital Stock—Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL” for additional details regarding the anti-takeover provisions of the Certificate of Incorporation and the Bylaws.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Fully Paid and Non-Assessable

All of the outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of our Preferred Stock in one or more series, to determine and fix from time to time the number of shares to be included in such series, and to fix the voting powers, designations, preferences and other rights, qualifications and restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences of such series, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding, without any further vote or action by our stockholders.

Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock. We have no current plans to issue any shares of Preferred Stock.

Warrants

As of March 24, 2022, we had outstanding warrants to purchase an aggregate of 10,967,697 shares of our Common Stock as follows:

•	warrants to purchase an aggregate of 139,036 shares with an exercise price of $15.60 per share, all of which are currently exercisable and expire on September 4, 2023;

•

warrants to purchase an aggregate of 76,923 shares with an exercise price of $15.60 per share, all of which are currently exercisable and expire on June 14, 2024, which shall be automatically exercised on a “cashless” basis upon expiration if the fair market value of the Common Stock is greater than the exercise price of the warrant on the expiration date of the warrant;

•	a warrant to purchase an aggregate of 25,000 shares with an exercise price of $9.09 per share, all of which are currently exercisable and expire on August 18, 2030;

•	a warrant to purchase an aggregate of 200,000 shares with an exercise price of $4.70 per share, all of which are currently exercisable and expire on December 22, 2031;

•	a warrant to purchase 3,013,850 shares with an exercise price of $0.0001, which are currently exercisable and will survive until it is exercised in full; and

•	warrants to purchase 7,512,888 shares with an exercise price of $3.20, which will become exercisable on September 6, 2022 and expire on September 7, 2027.

All of the outstanding warrants contain provisions for the adjustment of the exercise price in the event of stock dividends, stock splits or similar transactions. In addition, certain of the warrants contain a “cashless exercise” feature that allows the holders thereof to exercise the warrants without a cash payment to us under certain circumstances. Certain of the warrants also contain provisions that provide certain rights to warrant holders in the event of a fundamental transaction, including a merger or consolidation with or into another entity, such as the right to receive the same amount and kind of consideration paid to the holders of Common Stock in the fundamental transaction.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

Certain provisions of Delaware law, along with our Certificate of Incorporation and our Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. However, these provisions could have the effect of delaying, discouraging or preventing attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Delaware Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors.

Choice of Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty by any of our directors, officers, employees, agents or stockholders to us or our stockholders, creditors or other constituents; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws; or (4) any action to asserting a claim governed by the internal affairs doctrine. The provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the choice of forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. However, our Certificate of Incorporation does not relieve us of our duties to comply with federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations. Our Certificate of Incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision.

This choice of forum provision in our Certificate of Incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees or agents. In addition, stockholders who do bring a claim in the Court of Chancery in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. Furthermore, the enforceability of similar choice of forum provisions in other companies’ governing documents has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Board of Directors Vacancies. Any vacancy or newly created directorship in our board of directors, however occurring, shall be filled only by the vote of a majority of the directors then in office, although less than a quorum, and shall not be filled by the stockholders, unless our board of directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders. In addition, the number of directors constituting our board of directors shall be determined from time to time by a resolution adopted by our board of directors. These provisions may prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors and promotes continuity of management.

Classified Board. Our board of directors is divided into three classes. The directors in each class will serve for a three-year term (other than the directors initially assigned to Class I, whose term shall expire at our first annual meeting of stockholders following our initial public offering (“IPO”) and those assigned to Class II whose term shall expire at our second annual meeting of stockholders following our IPO), one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Stockholder Meetings. Our Certificate of Incorporation and Bylaws provide that a special meeting of stockholders may be called only by our board of directors, the chairperson of our board of directors, chief executive officer or president (in absence of a chief executive officer), thus prohibiting a stockholder (in the capacity as a stockholder) from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Elimination of Stockholder Action by Written Consent. Our Certificate of Incorporation and Bylaws eliminate the right of stockholders to act by written consent without a meeting. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting. Our Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our Preferred Stock may be entitled to elect.

Directors Removed Only for Cause. Our Certificate of Incorporation and our Bylaws provide that no member of our board of directors may be removed from office by our stockholders except for cause and upon the approval of not less than two thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Issuance of Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated Preferred Stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. This may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Amendment of Charter Provisions. The amendment of any of the above provisions, except for the provisions making it possible for our board of directors to issue Preferred Stock or for our stockholders to cumulate their votes, would require approval by holders of at least two thirds of the total voting power of all of our outstanding voting stock. The provisions of the DGCL, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Philadelphia Stock Transfer, Inc. The transfer agent and registrar’s address is 2320 Haverford Road, Suite 230, Ardmore, PA 19003.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ATER”.

LEGAL MATTERS

The validity of the shares of our Common Stock being offered by this prospectus will be passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Shares being offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the Common Stock offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 37 East 18th Street, 7th Floor, New York, NY 10003 or telephoning us at (347) 676-1681.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We also maintain a website at www.aterian.io. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling us pursuant to the provisions described in Item 14 of the registration statement of which this prospectus is a part or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our directors, officers, or controlling persons in connection with the Common Stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus. We are incorporating by reference the documents listed below, which we have already filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 16, 2022;

•	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021, filed with the SEC on March 28, 2021;

•	our Current Reports on Form 8-K filed with the SEC on February 1, 2022, March 4, 2022, March 8, 2022 (other than with respect to Item 2.02 and Exhibit 99.1 thereof) and April 1, 2022; and

•

the description of our Common Stock set forth in our Registration Statement on Form 8-A (File No. 001-38937), filed with the SEC on June 11, 2019, including any amendments or reports filed for the purpose of updating such description, including the description of our Common Stock included as Exhibit 4.9 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 16, 2022.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Aterian, Inc.

37 East 18th Street, 7th Floor

New York, New York 10003

Attn: Corporate Secretary

Phone: (347) 676-1681

You also may access these filings on our Internet site at https://aterian.io. Our web site and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement of which this prospectus is a part.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

Neither we nor the selling stockholder authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the selling stockholder is not, making an offer of these securities in any jurisdiction where such offer is not permitted.

Aterian, Inc.

17,530,070 Shares of Common Stock

PROSPECTUS

April 8, 2022